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                                                                      EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of NACCO Industries, Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
         Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

                  (1)      The Report fully complies with the requirements of
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

    Date: November 13, 2003               /s/ Alfred M. Rankin, Jr.
                                     -----------------------------------
                                            Alfred M. Rankin, Jr.
                                        Chairman, President and Chief
                                              Executive Officer
                                         (Principal Executive Officer)

    Date: November 13, 2003                /s/ Kenneth C. Schilling
                                     -----------------------------------
                                             Kenneth C. Schilling
                                        Vice President and Controller
                                        (Principal Financial Officer)